Exhibit 10.1

Cutera, Inc. Announces Departure of Jason Richey

BRISBANE, California, May 5, 2021 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today announced that Jason Richey has resigned as President and Chief Operating Officer, effective May 4th, 2021, to pursue other career opportunities. The Company has retained an executive search firm to identify a Chief Commercial Officer to help guide and direct the Company through the next phase of its growth. Chief Executive Officer Dave Mowry will permanently assume the operational responsibilities of the COO position. Mr. Richey will remain with the Company through May 31, 2021 to assist in the transition.

“It has been an honor and a privilege working alongside Jason during the past year and a half. He graciously accepted my arrival after dutifully serving as Interim CEO, and we worked side-by-side to set a new vision, create a playbook to achieve that vision, and marshal the resources and talent necessary to execute it,” commented Mr. Mowry. “Jason’s drive and commitment to excellence are unmatched, and his presence will be missed.”

“Jason provided strong leadership to the Cutera organization as interim CEO and later as President during a time of challenge and transition,” commented J. Daniel Plants, Chairman of the Cutera Board of Directors. “The entire Board, Jason’s colleagues and I personally will always be indebted to him for the steady stewardship and solid results he delivered during that crucial period. We know that Jason will achieve great things in the next step of his career path, and we all wish him the very best.”

“Making the decision to depart an organization in search of a larger role is never easy, and there is never a perfect time; however, as Cutera transitions to the next phase of its development, I am confident that the Company is strong and well-positioned for what lies ahead,” commented Mr. Richey. “I joined Cutera to expand my influence beyond the commercial function, and, after tackling the additional responsibilities of the interim CEO, as well as serving in the capacity of President since Dave’s arrival, I am eager to identify my next role. While working with Dave and the management team has been a great experience, this is the right time to move on. I wish Cutera great success in the future.”

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, the COO senior leadership search and COO transition assistance that involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.